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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act

SYNAGRO TECHNOLOGIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	80-0219860 (IRS Employer Identification No.)
1800 Bering Drive, Suite 1000 Houston, Texas (Address of principal executive offices)	77057 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to: General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to: General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates:         333-122351

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.002 per share	Pacific Exchange
Preferred Stock Purchase Rights	Pacific Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.    Description of Registrant's Securities to be Registered.

        The description of the common stock, $0.002 par value per share, and the preferred stock purchase rights of Synagro Technologies, Inc. (the "Registrant") to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus constituting a part of the Registration Statement on Form S-1 (No. 333-122351) originally filed by the Registrant with the Securities and Exchange Commission on January 28, 2005, as amended, which is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the securities to be registered hereunder shall be deemed to be incorporated by reference into this Registration Statement.

Item 2.    Exhibits.

        Not applicable.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 15, 2005	SYNAGRO TECHNOLOGIES, INC. (Registrant)
	By:	/s/ ROBERT C. BOUCHER, JR.
	Name:	Robert C. Boucher, Jr.
	Title:	Chief Executive Officer

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURES